SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 22, 2010 (July 1, 2010)

Global Resource Corporation

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-50944	84-1565820
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1000 Atrium Way, Suite 100 Mount Laurel, New Jersey 08054
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (856) 767-5665

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This amendment to the Form 8-K of Global Resource Corporation (the “Company”) filed on July 8, 2010, is filed for the purpose of filing certain Mutual Releases (as hereinafter defined) executed by the Company in connection with the resignations of Kim O’Brien and Jonathan Simon (the “Former Directors”), which were not available on the original filing date of the Form 8-K.

Item 1.01	Entry into Material Definitive Agreement.

The Company entered into separate mutual releases (the “Mutual Releases”) with the Former Directors, effective as of July 1, 2010 (the “Effective Date”), pursuant to which the Company and the Former Directors agreed to release each other from any and all claims, related to or in any way connected with any actions or omissions occurring prior to the Effective Date. The Mutual Releases do not release the parties from any claim related to or in connection with any acts or omissions that, individually or collectively, constitute fraud, fraudulent inducement or intentional misrepresentation.

The description of the Mutual Releases, herein, is intended only to be a summary and is qualified in its entirety by the terms and conditions of the Mutual Releases, attached hereto as Exhibits 10.1 and 10.2 and incorporated herein by reference.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 1, 2010, and effective as of that date, Kim O’Brien and Jonathan Simon each resigned as directors of the board of directors of the Company, pursuant to the letters of resignation delivered to the Company and attached as Exhibits 17.1 and 17.2, respectively, to the Company’s Form 8-K filed on July 8, 2010.

Item 9.01	Exhibits

     (d)  Exhibits:  The following exhibits are filed as part of this report:

Exhibit Number	Description
10.1	Mutual Release, by and between the Company and Kim O’Brien,effective July 1, 2010.
10.2	Mutual Release, by and between the Company and Jonathan Simon,effective July 1, 2010.
17.1	Resignation Letter, dated July 1, 2010, from Kim O’Brien, filed asExhibit 17.1 to the Company’s Form 8-K filed on July 8, 2010 and incorporated herein by reference.
17.2	Resignation Letter, dated July 1, 2010, from Jonathan Simon filed asExhibit 17.2 to the Company’s Form 8-K filed on July 8, 2010 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Resource Corporation

Dated: July 22, 2010	By:	/s/ Ken Kinsella
Ken Kinsella
Chief Executive Officer